Exhibit 99.8

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

On May 18, 2026, Quince Therapeutics, Inc., a Delaware corporation (the “Company” or “Quince”), acquired Orphai Therapeutics, LLC (formerly Orphai Therapeutics, Inc., “Orphai”), a Delaware limited liability company and wholly owned subsidiary of Orphai Holdings Therapeutics, Inc., a Delaware corporation (“HoldCo”), in accordance with the terms of the Agreement and Plan of Merger, dated May 17, 2026 (the “Merger Agreement”), by and among the Company, Phoenix Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Phoenix Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), Orphai, and HoldCo. Pursuant to the Merger Agreement, First Merger Sub merged with and into HoldCo, pursuant to which HoldCo was the surviving corporation and became a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, HoldCo merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (together with the First Merger, the “Acquisition”). All of the assets acquired by Quince consisted of the assets of Orphai Therapeutics, LLC (formerly Orphai Therapeutics, Inc.). None of the assets acquired were attributable to HoldCo, the parent entity of Orphai. HoldCo was incorporated solely as a holding company to facilitate the structure of the Acquisition, had no independent operations or assets and held all operating assets through Orphai; accordingly, the historical financial statements of Orphai are presented as the predecessor financial statements for purposes of this pro forma.

Under the terms of the Merger Agreement, following the closing of the Acquisition, the Company issued consideration (i) to the stockholders of HoldCo an aggregate of 162,971 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), as adjusted for the second reverse stock split and 67,101.235 shares of Series C Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), each share of which is convertible into 52.00 shares of Common Stock, as adjusted for the June 29, 2026 reverse stock split, subject to certain conditions, including the approval of such conversion by the Company’s stockholders, (ii) 10,964.505 warrant shares of the Company’s Series C Preferred Stock to Orphai warrant holders. The warrants may be exercised for a fixed number of shares of the Company’s Series C Preferred Stock equal to 50% of the principal amount of each warrant divided by the upfront per share price of the Company’s Preferred stock, multiplied by 1.25. The warrants will become exercisable for Common Stock following approval of the Company Stockholder Matters (as defined below), subject to certain beneficial ownership limitations, and (iii) historical Orphai’s options outstanding and unexercised, whether or not vested, were assumed and converted into and became an option to purchase the Company’s Common Stock (1,887,322 as adjusted for the June 29, 2026 reverse stock split). The number of shares of the Company’s Common Stock subject to each option shall be determined by multiplying the number of shares of the Orphai’s Common Stock subject to the option prior to the transaction by the Exchange Ratio, defined as 0.6935, and rounding down to the nearest whole share. The per share exercise price shall be determined by dividing the per share exercise price of the Orphai’s Common Stock in effect prior to the Transaction by the Exchange Ratio.

Immediately prior to and in connection with the Acquisition, the historical equity structure of Orphai was modified as follows: (a) stockholders of Orphai preferred stock were issued Common Stock or Series C Preferred Stock of the Company, (b) all the outstanding and unexercised warrants of Orphai were cancelled and replaced with a warrant to purchase shares of the Series C Preferred Stock of the Company, and (c) all outstanding convertible notes outstanding were converted into shares of the Company’s Common Stock

On May 18, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”, “Private Placement”, or “Financing”) with the purchasers named therein. Under the Purchase Agreement, which was a closing condition of the Merger Agreement, the Company agreed to sell an aggregate of (i) 144,200.633 shares of Series C Preferred Stock and (ii) warrants (the “Financing Warrants”) to purchase 72,100.322 shares of Series C Preferred Stock for an aggregate cash purchase price of approximately $115 million (collectively, the “Financing”). Each share of Series C Preferred Stock is convertible into 52.00 shares of Common Stock, as adjusted for the June 29, 2026 reverse stock split, subject to certain conditions, including the approval of such conversion by the Company’s stockholders. Each Financing Warrant will be exercisable beginning on the trading day following the earlier of the Company’s public announcement of (a) top line data from the ongoing LAM-001 Trial and (b) the termination or suspension of the LAM-001 Trial and through the 30th day following such public announcement and will exercisable at a price equal to $996.90 per share of Series C Preferred Stock (or $0.9969 per share on an as-converted-to-common basis) for up to an additional approximately $72 million in additional proceeds if exercised in full. The Financing Warrants will become exercisable for Common Stock following approval of the Company Stockholder Matters (as defined below), subject to certain beneficial ownership limitations.

Under the Merger Agreement and the Purchase Agreement the Company has agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration (i) the approval, in accordance with the rules of the Nasdaq Stock Market, LLC (“Nasdaq”) of the conversion of the Series C Preferred Stock into shares of Common Stock, (ii) the approval of the transactions contemplated by the Merger Agreement and the Financing in accordance with applicable Nasdaq listing rules (the “Nasdaq Proposals”), (iii) the amendment of the Company’s amended and restated certificate of incorporation to authorize an increase to the number of authorized shares of the Company’s Common Stock from 250,000,000 up to 800,000,000 shares of Common Stock (the “Charter Amendment Proposal” and, together with the Conversion Proposal and the Nasdaq Proposals, the “Company Stockholder Matters”), (iv) (a) the approval of the Company’s 2026 Equity Incentive Plan, which will provide for new awards for a number of shares of Common Stock not exceeding 15% of the fully diluted shares of capital stock of the Company outstanding immediately after the Financing, and subject to approval by the board of directors of the Company (the “Board”), and which will include an “evergreen” provision providing for an annual increase of up to 5% of the total number of fully diluted shares of capital stock of the Company outstanding as of the day prior to such increase and (b) the approval of the 2026 Employee Stock Purchase Plan with a total pool of shares of Common Stock not exceeding 1% of the fully diluted shares of capital stock of the Company outstanding immediately after the closing of the Financing, and which will include an “evergreen” provision providing for an annual increase of up to 1% of the total number of fully diluted shares of capital stock of the Company outstanding as of the day prior to such increase, and (v) such other changes or approvals as may be mutually agreed by the Company and Orphai. In connection with these matters, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials.

The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with:

•

Quince’s audited consolidated financial statements, and related notes thereto, for the year ended December 31, 2025, included in Quince’s Annual Report on Form 10-K for the year ended December 31, 2025;

•

Quince’s unaudited condensed consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2026, included in Quince’s Quarterly Report on Form 10-Q for the period ended March 31, 2026;

•	Orphai’s audited financial statements as of and for the year ended December 31, 2025, included as Exhibit 99.1 to this Form 8-K/A;

•	Orphai’s unaudited financial statements as of and for the three months ended March 31, 2026 and 2025, included as Exhibit 99.2 to this Form 8-K/A; and

•	The accompanying notes to the unaudited pro forma condensed combined consolidated financial information.

The unaudited pro forma condensed combined consolidated financial information has been prepared by management in accordance with Article 11, Pro Forma Financial Information, under Regulation S-X, and is for illustrative and informational purposes only. The unaudited pro forma condensed combined consolidated financial is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been consummated as of the dates indicated. In addition, the unaudited pro forma condensed combined consolidated financial information do not purport to project the future financial position or operating results of the combined company.

The historical financial statements of the Company and Orphai have been adjusted in the accompanying unaudited pro forma condensed combined consolidated financial information give effect to pro forma events which are necessary to account for the Acquisition and the Private Placement, in accordance with accounting principles generally accepted in the United States (“GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances.

For accounting purposes, the Company is considered to be the acquiring company and the transaction is accounted for as an asset acquisition as Orphai did not meet the definition of a business under Accounting Standard Codification Topic 805, Business Combinations (“ASC 805”) as substantially all of its value was in the In Process Research & Development (“IPR&D”) asset. Accordingly, the assets and liabilities of the Company will be recorded as of the Acquisition closing date at their respective carrying values, and the acquired net assets and assumed liabilities of Orphai will be recorded as of the Acquisition closing date at their fair value. The Company was determined to be the accounting acquirer based upon the terms of the Acquisition.

As a result of the foregoing, the unaudited pro forma condensed combined consolidated financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The actual purchase accounting assessment may vary based on final analyses of the valuation of assets to be acquired and liabilities to be assumed, particularly in regard to indefinite and definite-lived intangible assets and deferred tax assets and liabilities, which could be material.

The Company effected an initial reverse stock split of our outstanding common stock and Exchangeable Shares at a ratio of 1-for-10, effective as of 11:59 p.m., Eastern Time, on April 10, 2026. The Company has reflected the reverse stock split herein, unless otherwise indicated. However, the information set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 has not been adjusted to give effect to such reverse stock split.

The Company effected a second reverse stock split of our outstanding common stock and exchangeable Shares at a ratio of 1-for-20, effective as of 11:59 p.m., Eastern Time, on June 29, 2026. The Company has reflected the reverse stock split herein, unless otherwise indicated. However, the information set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 has not been adjusted to give effect to such reverse stock split.

QUINCE THERAPEUTICS, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2026

(in thousands)

	Quince	Orphai (a)	Private Placement Adjustments (b)	Acquisition Pro Forma Adjustments			Pro Forma Combined Company
ASSETS
Current assets:
Cash and cash equivalents	$18,163	$431	$115,000	$(4,298)	(c	)	$129,296
Prepaid expenses and other current assets	7,417	266	—	—			7,683

Total current assets	25,580	697	115,000	(4,298)			136,979

Property and equipment, net	550	—	—	—			550
Operating lease right-of-use assets, net	415	—	—	—			415
Other assets	78	—	—	—			78

Total assets	$26,623	$697	$115,000	$(4,298)			$138,022

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,392	$1,726	$—	$—			$7,118
Accrued expenses and other current liabilities	3,376	620	11,361	2,139	(d	)	17,496

Total current liabilities	8,768	2,346	11,361	2,139			24,614
Long-term operating lease liabilities	293	—	—	—			293
Convertible notes	—	10,447	—	(10,447)	(e	)	—
Warrant liabilities	694	3,012	11,536	58 (f)			15,300
Other non-current liabilities	1,196	—	—	—			1,196

Total liabilities	10,951	15,805	22,897	(8,250)			41,403

Mezzanine equity:
Preferred stock - Series C	—	—	93,243	48,146	(g	)	141,389
Redeemable convertible preferred stock	—	35,912	—	(35,912)	(h	)	—
Stockholders’ equity:
Preferred stock	—	—	—	—			—
Common stock	14	478	—	(475)	(h	)	17
Additional paid in capital	435,587	78,463	—	(71,881)	(h	)	442,169
Accumulated other comprehensive loss	4,610	—	—	—			4,610
Accumulated deficit	(424,539)	(129,961)	(1,140)	64,074	(h	)	(491,566)

Total stockholders’ equity	15,672	(51,020)	(1,140)	(8,282)			(44,770)

Total liabilities, mezzanine equity and stockholders’ equity	$26,623	$697	$115,000	$(4,298)			$138,022

QUINCE THERAPEUTICS, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(In thousands, except share and per share amounts)

	Quince	Orphai (a)	Private Placement Adjustments (b)	Acquisition Pro Forma Adjustments			Pro Forma Combined Company
Operating expenses:
Research and development	$6,845	$1,410	$—	$—			$8,255
General and administrative	4,267	1,009	—	—			5,276
Intangible asset impairment charge	67,808	—	—	—			67,808
Fair value adjustment for contingent consideration	(64,330)	—	—	—			(64,330)

Total operating expenses	14,590	2,419	—	—			17,009

Loss from operations	(14,590)	(2,419)	—	—			(17,009)
Fair value adjustment for debt	12,168	—	—	—			12,168
Fair value adjustment of notes	—	(946)	—	946	(f	)	—
Fair value adjustment of warrants	31,116	397	—	(397)	(f	)	31,116
Interest income	160	3	—	—			163
Other income (expense), net	1,719	16	—	—			1,735

Net loss before income tax benefit	30,573	(2,949)	—	549			28,173

Income tax benefit (loss)	5,339	—	—	—			5,339

Net income (loss)	35,912	(2,949)	—	549			33,512

Other comprehensive loss:
Foreign currency translation adjustments	(1,135)	—	—	—			(1,135)
Unrealized loss on available-for-sale securities	(5)	—	—	—			(5)

Total comprehensive income (loss)	$34,772	$(2,949)	$—	$549			$32,372

Net income (loss) per share – basic (1)	$71.91						$2.88	(h	)

Weighted average shares of common stock outstanding – basic (1)	456,014			11,150,699	(g	)	11,606,713	(h	)

Net income (loss) per share – diluted (1)	$57.58						$2.33	(h	)

Weighted average shares of common stock outstanding – diluted (1)	459,520			11,150,699	(g	)	11,610,219	(h	)

(1)	Adjusted prior period net income (loss) per share and weighted average of common shares outstanding to reflect the 1-for-20 reverse stock split effected on June 29, 2026.

QUINCE THERAPEUTICS, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025

(in thousands, except share and per share amounts)

	Quince	Orphai (a)	Private Placement Adjustments (b)	Acquisition Pro Forma Adjustments			Pro Forma Combined Company
Operating expenses:
Research and development	$35,382	$4,004	$—	$59,000	(c	)	$98,386
General and administrative	15,047	2,162	—	6,437	(d	)	23,646
Goodwill impairment charge	—	—	—	—			—
Fair value adjustment for contingent consideration	7,639	—	—	—			7,639
Loss on acquisition	—	—	—	450	(e	)	450

Total operating expenses	58,068	6,166	—	65,887			130,121

Loss from operations	(58,068)	(6,166)	—	(65,887)			(130,121)
Fair value adjustment for debt	(2,043)	—	—	—			(2,043)
Fair value adjustment of notes	—	(1,413)	—	1,413	(f	)	—
Fair value adjustment of warrants	(21,470)	(2,239)	—	2,239	(f	)	(21,470)
Loss of exchange of convertible notes	—	(1,502)	—	1,502	(f	)	—
Warrant issuance costs	(914)	—	(1,140)	—			(2,054)
Interest income	1,244	32	—	—			1,276
Other income (expense), net	486	(4)	—				482

Net loss before income tax expense	(80,765)	(11,292)	(1,140)	(60,733)			(153,930)

Income tax expense	(3,214)	—	—	—			(3,214)

Net loss	(83,979)	(11,292)	(1,140)	(60,733)			(157,144)

Other comprehensive loss:
Foreign currency translation adjustments	5,849	—	—	—			5,849
Unrealized gain (loss) on available-for-sale securities	(64)	—	—	—			(64)

Total comprehensive loss	$(78,194)	$(11,292)	$(1,140)	$(60,733)			$(151,359)

Net loss per share - basic and diluted (1)	$(335.27)						$(13.78)	(h	)

Weighted average shares of common stock outstanding - basic and diluted (1)	250,484			11,150,699	(g	)	11,401,183	(h	)

(1)

Adjusted prior period net income (loss) per share and weighted average of common shares outstanding to reflect the 1-for-10 reverse stock split effected on April 10, 2026 and 1-for-20 reverse stock split effected on June 29, 2026.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined consolidated financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020.

The accounting policies used in the preparation of the unaudited pro forma consolidated and combined financial information are those set forth in the Company’s audited consolidated financial statements for the year ended December 31, 2025. Management conducted a comprehensive review of the accounting policies of both the Company and Orphai to identify potential policy differences. Based on information available and management’s current understanding, no significant accounting policy differences have been identified that would require adjustments to the unaudited pro forma consolidated and combined financial information. Both the Company’s and Orphai’s historical financial statements were prepared in accordance with GAAP and presented in U.S. dollars.

The unaudited pro forma condensed combined consolidated financial information was prepared under the assumption that the Company is the accounting acquirer. The Company identified Orphai as a variable interest entity (“VIE”) under Accounting Standard Codification Topic 810, Consolidations (ASC 810), where the Company is the primary beneficiary. The transaction is accounted for as an asset acquisition as Orphai did not meet the definition of a business under Accounting Standard Codification Topic 805, Business Combinations (“ASC 805”) as substantially all of its value was in the In Process Research & Development asset. Accordingly, the assets and liabilities of the Company will be recorded as of the Acquisition closing date at their respective carrying values, and the acquired net assets and assumed net liabilities of Orphai will be recorded as of the Acquisition closing date at their fair value. The Company was determined to be the accounting acquirer based upon the terms of the Acquisition.

The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2026 combines the historical consolidated balance sheets of Quince and Orphai as of such date, giving effect to adjustments depicting the accounting for the Acquisition and Private Placement. The unaudited pro forma condensed combined consolidated statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025, combines the historical consolidated statements of operations of Quince and Orphai, giving effect to adjustments made on the unaudited pro forma condensed combined consolidated balance sheet depicting the accounting for the Acquisition and Private Placement assuming the Acquisition and Private Placement were consummated on January 1, 2025.

The unaudited pro forma condensed combined consolidated financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Acquisition been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein.

The unaudited pro forma condensed combined consolidated financial information also do not reflect any cost savings or operating synergies that the combined company may achieve as a result of the Acquisition, the total expected costs to integrate the operations of Quince and Orphai, or the total expected costs necessary to achieve such cost savings and operating synergies. Although the Company believes that certain cost savings may result from the Acquisition, there can be no assurance that these cost savings will be achieved.

Note 2. Estimate of Consideration Transferred and Preliminary Allocation of Consideration Transferred

The transaction was accounted for under asset acquisition accounting in accordance with ASC 805, and as such, assets acquired and liabilities assumed were recorded at their estimated fair values on the acquisition date. Under ASC 810, the Company had identified Orphai as a VIE but did not meet the definition of a business, no goodwill is recognized and in accordance with ASC 805, a loss (or gain) is recognized for the difference between the consideration transferred and the fair value of the net assets acquired. The fair value of the assets and liabilities in the unaudited pro forma condensed combined consolidated financial information are based upon a preliminary assessment of fair value and may change as the valuation for the intangible asset is finalized.

The fair value of the preliminary estimated consideration transferred totaled $58.6 million, summarized as follows (in thousands):

Fair Value of Consideration
Common stock consideration (a)	$3,242
Preferred stock consideration (b)	48,146
Warrant consideration (c)	3,070
Assumed share-based awards (d)	4,161

Fair value of total consideration transferred	$58,619

(a)

The preliminary estimated fair value of consideration transferred was based on 162,971 shares of Common Stock issued multiplied by the closing price of Quince common stock as of the acquisition date of May 18, 2026.

(b)	The preliminary estimated fair value of 67,101.235 shares of Series C Preferred Stock was based on the fair value of the Series C Preferred Stock issued in the Private Placement transaction.
(c)	The fair value of the warrants issued was determined utilizing the Black-Scholes-Merton option pricing model. Quince issued 10,964.505 warrants of Series C Preferred Stock.

(d)

Each outstanding and unexercised option award to purchase shares of Orphai Common Stock was converted into an option award in respect of a number of shares of common stock of the Company equal to the product of (i) the number of shares of Orphai Common Stock subject to the award (1,887,322) multiplied by (ii) the equity award Exchange Ratio of 0.6935.

The calculation of consideration transferred includes the portion of fair-value-based measure of the acquiree award that relates to the pre-combination service period in consideration transferred. The excess value of the replacement Quince awards as well as the fair-value-based measure of the acquiree award related to the post combination service period will be recorded as post combination compensation cost over the remaining service term.

For purposes of this pro forma analysis, the above estimated consideration transferred has been allocated based on a preliminary estimate of the fair value of assets and liabilities to be acquired, with the excess recorded to loss on acquisition (in thousands).

Preliminary estimate of the assets acquired and liabilities assumed	Estimated Fair Value
Assets acquired:
Cash and cash equivalents	$8,001
Prepaid expenses and other current expenses	451
In-process research and development (“IPR&D”) (e)	59,000

Total assets acquired	67,452
Liabilities assumed:
Trade payables	(3,097)
Accrued expenses and other current liabilities	(6,186)

Total liabilities assumed	(9,283)

Fair value of assets acquired and liabilities assumed	58,169

Loss on acquisition (f)	$450

(e)

IPR&D represents the research and development projects of Orphai which were in-process, but not yet completed, and which Quince plans to advance. Current accounting standards (ASC 730) require that the fair value of IPR&D projects acquired in an asset acquisition with no alternative future use be allocated a portion of the consideration transferred and charged to expenses at the acquisition date. The final valuation of the IPR&D consideration could differ significantly from the current estimate.

(f)

The loss on acquisition represents the difference between the acquisition date fair value of the consideration transferred and the measurement of the assets acquired, and liabilities assumed applying ASC 805 Business Combinations.

The preliminary allocation of consideration transferred above, which is as of the acquisition date of May 18, 2026 has been used to prepare the pro forma adjustments in the unaudited pro forma condensed combined consolidated balance sheet and unaudited pro forma condensed combined consolidated statement of operations.

The fair values of assets acquired and liabilities assumed are based on preliminary estimates of fair values as of the acquisition date. Management believes the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.

Note 3. Pro Forma Adjustments

The pro forma adjustments are based on the Company’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined consolidated financial information:

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of March 31, 2026

(a)	Reflects the unaudited consolidated balance sheet for Orphai as of March 31, 2026.

(b)

Reflects the Private Placement that was a closing condition of the merger and reflects (1) the gross proceeds raised of $115,000 thousand received from the Private Placement transaction, (2) the direct transaction costs incurred of $11,361 thousand; (3) the issuance of Financing Warrants recorded at the fair value of the Financing Warrant liability; (4) the issuance of 144,200.633 new Series C Preferred Stock, net of allocated transaction fees of $93,243 thousand; and (5) the allocated Financing Warrant issuance costs of $1,140 thousand.

(c)

Reflects an adjustment to cash on hand that is payable upon consummation of the acquisition $4,298 thousand representing the Orphai’s expense paid by Quince, on behalf of Orphai to a third party and reflected in Orphai’s opening balance sheet.

(d)

Represents the adjustments related to acquisition-related cost incurred, reflected in increased Accrued expenses and other current liabilities of $2,139 thousand, which includes the accrual of acquisition-related costs of $6,437 and the payment of Orphai’s expenses of $4,298 described in (c).

(e)	Represents the adjustments of $10,447 thousand to Orphai’s convertible notes, which were not assumed by Quince as they were converted to Series C Preferred Stock and warrants.

(f)

Represents the adjustment to record the estimated fair value of the warrant liability of $3,070 thousand, offset by the adjustment to the historical Orphai warrant liability of $3,012 thousand, which were converted to Quince issued warrants as part of Acquisition.

(g)	Represents the adjustment to record the estimated fair value of the issuance of the 67,101.235 Series C Preferred Stock issued, with a par value of $0.001, of $48,146 thousand.

(h)	Reflects adjustments to eliminate Orphai’s historical equity balances, adjustments related to the acquisition, and to record estimated consideration of equity consideration (in thousands).

Elimination of Orphai historical preferred stock	$(35,912)

Pro forma adjustment to preferred stock	$(35,912)

Elimination of Orphai historical common stock	$(478)
Common stock issued as part of equity consideration of the acquisition	3

Pro forma adjustment to common stock	$(475)

Elimination of Orphai historical paid-in capital in excess of par value	$(78,463)
To reflect the fair value of the common stock issued in excess of par value	3,239
Fair value of assumed share-based awards as part of acquisition	4,161
Net acquired assets and assumed liabilities	(818)

Pro forma adjustment to paid-in capital in excess of par value	$(71,881)

Elimination of Orphai accumulated deficit	$129,961
Estimated transaction costs	(6,437)
In-process research and development	(59,000)
Loss on acquisition	(450)

Pro forma adjustment to accumulated deficit	$64,074

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations and Comprehensive Loss for the Three Months Ended March 31, 2026 and the Year Ended December 31, 205

(a)

Reflects the audited consolidated statement of operations and comprehensive loss for Orphai for the year ended December 31, 2025 and the unaudited consolidated statement of operations and comprehensive loss for Orphai for the three months ended March 31, 2026.

(b)	Reflects the Private Placement and the transaction costs allocated to the issuance of Financing Warrants of $1,140 thousand.

(c)	Reflects the expense of the fair value of IPR&D project acquired in an asset acquisition with no alternative future use of $59,000 thousand.

(d)

Reflects the acquisition-related costs incurred by Quince subsequent to March 31, 2026 and are reflected in (1) accumulated deficit and accrued expenses in the unaudited pro forma condensed combined consolidated balance sheet and (2) general and administrative expenses in the unaudited pro forma condensed combined consolidated statements of operations and comprehensive income for the year ended December 31, 2025.

(e)	Reflects adjustments due to loss on acquisition as a result of the difference between the consideration transferred and the fair value of the assets acquired and liabilities assumed.

(f)

Reflects the adjustment of $5,154 thousand for the year ended December 31, 2025, for the change in fair value of Orphai notes ($1,413 thousand), change in fair value of Orphai warrants ($2,239 thousand), and loss of exchange of convertible notes ($1,502 thousand), as they were converted to Quince’s warrants and Series C Preferred Stock.

Reflects the adjustment of $549 thousand for the three months ended March 31, 2026, for the change in fair value of Orphai notes ($946 thousand), offset by the change in fair value of Orphai warrants for Orphai ($397 thousand), as they were converted to Quince’s warrants and Series C Preferred Stock.

(g)	Reflects the adjustments to the weighted average shares outstanding for the Acquisition and Private Placement.

	Three Months Ended March 31, 2026		Year Ended December 31, 2025
	Basic	Diluted	Basic	Diluted
Quince weighted average shares outstanding	456,014	456,014	250,484	250,484
Quince common stock issued in Acquisition	162,971	162,971	162,971	162,971
Quince preferred stock issued in Acquisition (i) (ii)	3,489,281	3,489,281	3,489,281	3,489,281
Quince preferred stock issued in Private Placement (i) (ii)	7,498,447	7,498,447	7,498,447	7,498,447
Pre-funded warrants from Quince	—	3,140	—	—
Outstanding options from Quince	—	366	—	—

Pro Forma combined shares outstanding	11,606,713	11,610,219	11,401,183	11,401,183

(i)	Presented on an as-converted basis to Common Stock
(ii)

The Company’s Series C Preferred Stock is contractually structured to participate in the economic risks and rewards of common stock on an identical, one-for-one basis and possesses mandatory conversion features. Consequently, these shares are treated as common stock equivalents for financial reporting purposes. The weighted-average number of these preferred shares has been included in the denominator of the basic and diluted earnings per share calculation and no preferred dividend deduction is made from net income in the numerator.

(h)

Basic net income (loss) per share of common stock is determined by dividing net income (loss), after considering income (loss) attributable to participating securities, by the weighted average number of common shares outstanding, including the Company’s Series C Preferred Stock, during the period. The Series C Preferred Stock is contractually structured to participate in the economic risks and rewards of common stock on an identical, one-for-one basis and possesses mandatory conversion features.

Diluted net income (loss) per share of common stock includes the effect of Quince’s warrants and share-based awards if the inclusion of these items is dilutive.

	March 31,	December 31,
	2026	2025
Numerator:
Net income (loss)	$33,512	$(157,144)
Undistributed earnings allocated to participating securities	(125)

Net income (loss) – basic	$33,387	$(157,144)
Net income (loss)	$33,512	$(157,144)
Fair value adjustment for pre-funded warrants	(6,358)	—
Undistributed earnings allocated to participating securities	(101)	—

Net income (loss) – diluted	$27,053	$(157,144)
Denominator:
Weighted average shares of common stock outstanding – basic	11,606,713	11,401,183
Effect of dilutive shares
Pre-funded warrants from Quince	3,140	—
Outstanding options from Quince	366	—
Weighted average shares of common stock outstanding – diluted	11,610,219	11,401,183
Net income (loss) per share – basic	$2.88	$(13.78)
Net income (loss) per share – diluted	$2.33	$(13.78)